EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-107795, 333-98545, 333-34522, 333-50605, 333-59075, 333-59077 and 333-59079) of American Dental Partners, Inc. of our report dated February 25, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

March 17, 2004